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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


     The undersigned agree that the Statement on Schedule 13D, or amendment thereto, to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.


Dated:   February 10, 1997


                                            PROGRESSIVE FOOD CONCEPTS, INC.



                                            By: /s/  Saad J. Nadhir
                                                -------------------------------
                                            Name: Saad J. Nadhir
                                            Its:  Chairman, President and
                                                  Chief Executive Officer



                                                /s/  Scott A. Beck
                                            -----------------------------------
                                                     Scott A. Beck



                                                /s/  Saad J. Nadhir
                                            -----------------------------------
                                                     Saad J. Nadhir